Exhibit 10.35.1

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of October 17, 2016

Between:

LOANDEPOT.COM, LLC, as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend the Master Repurchase Agreement dated June 3, 2016 between them (the “Original MRA” and as amended hereby and as further supplemented, amended or restated from time to time (the “MRA”)), to make one revision to the definition of “Eligible Mortgage Loan”, and they hereby amend the Original MRA as follows.

All capitalized terms used in the Original MRA and used, but not defined differently, in this amendment (the “First Amendment to MRA”) have the same meanings here as there.

2. Definitions; Interpretation

(a) Definitions

Clause (x)(A) of the definition of “Eligible Mortgage Loan” is amended to read as follows:

(A) if requested by Buyer, on or before its Purchase Date, a written fraud detection report reasonably acceptable to Buyer has been delivered to Buyer or (if Seller has paid the Fraud Detection Fee set forth in the Side Letter) has been obtained by Buyer;

As amended hereby, the Original MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lee Chung
Lee Chung
Authorized Officer

LOANDEPOT.COM, LLC

By:	/s/ Bryan Sullivan
Bryan Sullivan
Chief Financial Officer